CONTACT:

David W. Fry	Van Negris / Lexi Terrero
Senior Vice President, Treasurer	Van Negris & Company, Inc.
and Chief Financial Officer	(212) 759-0290

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL CORPORATION REPORTS

2006 THIRD QUARTER AND NINE MONTHS ENDED RESULTS

LAKE SUCCESS, NY – October 17, 2006 - Flushing Financial Corporation (the “Company”) (NASDAQ: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), today announced its financial results for the three and nine months ended September 30, 2006.

Net income for the third quarter ended September 30, 2006 was $5.3 million, a decrease of $0.7 million, or 11.1%, from the $6.0 million earned in the third quarter ended September 30, 2005. Diluted earnings per share for the third quarter was $0.27, a decrease of $0.06, or 18.2%, from the $0.33 earned in the comparable quarter a year ago.

Net income for the nine months ended September 30, 2006 was $16.6 million, a decrease of $1.2 million, or 6.8%, from the $17.8 million earned in the comparable 2005 period. Diluted earnings per share for the nine month period was $0.89, a decrease of $0.10, or 10.1% from the $0.99 earned in the comparable 2005 period.

John R. Buran, President and Chief Executive Officer, stated: “The challenging interest rate environment we experienced for the past year continued during the third quarter of 2006. The Federal Reserve’s Federal Open Market Committee (FOMC) maintained the overnight interest rate at 5.25% during the quarter, after raising the rate seventeen consecutive times at its prior meetings. While short-term interest rates remained level during the quarter, longer-term interest rates further decreased, which resulted in a more inverted yield curve during the third quarter. As a result, competition for deposits in our market was extremely strong during the quarter, resulting in our having to pay higher rates to obtain deposits.

“Expenses grew during the quarter due to several planned initiatives coming on line.Operating expenses related to our acquisition of Atlantic Liberty Savings F.A. were recorded for the first full quarter, accounting for $0.7 million of the $1.7 million increase compared to the third quarter of last year. These expenses included $0.1 million associated with non-compete agreements that will expire in 2008. The remaining expense increases are associated with several initiatives that will provide future revenue streams.

“This quarter we began to incur additional expense as part of our continuing evolution to a more ‘commercial-like’ institution. The hiring of experienced commercial lenders, and experienced operational staff, begun last quarter, has already shown palpable results as our business loan pipeline increased over 300% to $53 million, and business banking deposits have started to come in.

“The quarter also saw additional costs associated with the start up of our separately branded internet banking division. It is our expectation that the internet banking division, which will begin operating in the fourth quarter of 2006, will help lessen our long-standing dependency on wholesale borrowings, while giving us an excellent platform to establish a solid competitive presence in this new and important market.

“Our plans to open two new branches in early 2007 required some early expenses this quarter, as we have leased the buildings and began the hiring process. Our Roosevelt Avenue branch will become the focal point of an expanded initiative to capture more Asian business in Flushing. Our branch in Forest Hills will give us a strategic location in one of the more affluent areas of the Queens marketplace.

“As we look to control expenses, we froze the defined benefit employee pension plan as of September 30, 2006, replacing it with a defined contribution pension plan. This change in the pension plan is anticipated to reduce annual operating expenses by $0.4 million beginning in 2007.

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Flushing Financial Corporation

October 17, 2006

Page Two

“While we continue to deal with increasing funding costs, the company did achieve some high-water marks during the quarter:

•	Loan originations exceeded the prior year’s comparable quarter for the first time this year.
•	Our loan pipeline is the highest ever.
•	Yields on newly originated loans are the highest since the quarter ended September 30, 2002.
•	The loan portfolio yield is the highest since the quarter ended September 30, 2004.

“Assets grew 16.3% to $2,736.9 million during the year, and we plan continued growth through our strategy of appealing to the multi-ethnic marketplace of businesses and consumers that characterizes our trading areas. We remain committed to building long term shareholder value. To that end, we continue to be alert to opportunities to repurchase shares, and have bought back 317,000 since the beginning of the year, at an average price of $16.53, a price which was below our common stock trading price of $17.50 at the end of the quarter. Our capital position remains strong and affords us the opportunity to continue to grow and repurchase more common shares as opportunities dictate.

“We will continue to focus on the origination of higher-yielding mortgage loans, the enhanced integration of our deposit-gathering and lending efforts, and the expansion of our relationships with business banking customers in the multicultural communities we serve.”

Earnings Summary - Three Months Ended September 30, 2006

Net interest income for the three months ended September 30, 2006 was $17.2 million, an increase of $0.1 million, or 0.5% from $17.1 million for the three months ended September 30, 2005. An increase in the average balance of interest-earning assets of $371.6 million, to $2,532.4 million, was partially offset by a decrease in the net interest spread of 48 basis points to 2.48% for the quarter ended September 30, 2006 from 2.96% for the comparable period in 2005. The yield on interest-earning assets increased 24 basis points to 6.55% for the three months ended September 30, 2006 from 6.31% in the three months ended September 30, 2005. However, this was more than offset by an increase in the cost of funds of 72 basis points to 4.07% for the three months ended September 30, 2006 from 3.35% for the comparable prior year period.

The increase in the yield of interest-earning assets is primarily due to an increase of $389.9 million in the average balance of the higher-yielding loan portfolio to $2,165.6 million, combined with a $30.2 million decrease in the average balance of the lower-yielding securities portfolios. The yield on the mortgage loan portfolio increased 7 basis points to 6.85% for the three months ended September 30, 2006 from 6.78% for the three months ended September 30, 2005. This increase is due to the average rate on new mortgage loans originated during the nine months ended September 30, 2006 being above the average rate on both the loan portfolio and loans which were paid-in-full during the period. The average note rate on mortgage loans originated in the current quarter was 7.46%. In an effort to increase the yield on interest-earning assets, we continued to fund a portion of the growth in the higher-yielding mortgage loan portfolio through repayments received on the lower-yielding securities portfolio. The yield on the mortgage loan portfolio, excluding prepayment penalty income, increased 9 basis points for the three months ended September 30, 2006 compared to the three months ended June 30, 2006.

The increase in the cost of interest-bearing liabilities is primarily attributed to the Federal Reserve having raised the overnight interest rate at seventeen consecutive meetings through June 30, 2006. This resulted in an increase in our cost of funds. Certificate of deposits, savings accounts and money market accounts increased 83 basis points, 46 basis points and 158 basis points, respectively, for the three months ended September 30, 2006 compared to the three months ended September 30, 2005, resulting in an increase in the cost of due to depositors of 97 basis points for the three months ended September 30, 2006 compared to the three months ended September 30, 2005. In addition, the cost of borrowed funds increased 47 basis points to 4.86% for the three months ended September 30, 2006 compared to 4.39% for the three months ended September 30, 2005.

The net interest margin decreased 45 basis points to 2.72% for the three months ended September 30, 2006 from 3.17% for the three months ended September 30, 2005. Excluding prepayment penalty income, the net interest margin would have been 2.58% and 2.95% for the three month periods ended September 30, 2006 and 2005, respectively.

Non-interest income increased $0.3 million, or 14.2%, for the three months ended September 30, 2006 to $2.4 million, as compared to $2.1 million for the quarter ended September 30, 2005. This was attributed to increases of: $0.2 million from loan fees, $0.1 million in dividends received on Federal Home Loan Bank of New York (“FHLB-NY”) stock and $0.2 million in BOLI dividends, which were partially offset by a $0.2 million decrease in the gain on sale of loans.

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Flushing Financial Corporation

October 17, 2006

Page Three

Non-interest expense was $11.2 million for the three months ended September 30, 2006, an increase of $1.7 million, or 18.5%, from $9.4 million for the three months ended September 30, 2005. The increase from the comparable prior year period is primarily attributed to increases of: $0.7 million related to the operations acquired in the Atlantic Liberty merger (including amortization of the core deposit intangible and non-compete contracts), and, excluding Atlantic Liberty, $0.8 million in employee salary and benefit expenses related to additional employees for one new branch, the business banking initiative and the internet banking division, and the expensing of stock options ($0.1 million), $0.4 million in occupancy and equipment costs primarily related to rental expense due to new branch leases (including the new branches scheduled to open in the first quarter of 2007), and $0.1 million in data processing expense due to volume increases. These increases were partially offset by a decrease in professional services of $0.5 million, primarily attributed to the expensing of $0.5 million in the prior year period for expenses incurred in connection with terminated negotiations for an acquisition of another financial institution. Management continues to monitor expenditures resulting in efficiency ratios of 57.0% and 49.1% for three-month periods ended September 30, 2006 and 2005, respectively.

Net income for the three months ended September 30, 2006 was $5.3 million, a decrease of $0.7 million or 11.1%, as compared to $6.0 million for the three months ended September 30, 2005. Diluted earnings per share were $0.27 for the three month period ended September 30, 2006 and $0.33 for the comparable 2005 period.

Return on average equity was 10.2% for the three months ended September 30, 2006 compared to 14.2% for the three months ended September 30, 2005. Return on average assets was 0.8% for the three months ended September 30, 2006 compared to 1.1% for the three months ended September 30, 2005.

Earnings Summary - Nine months Ended September 30, 2006

Net interest income for the nine months ended September 30, 2006 was $50.8 million, a decrease of $0.4 million, or 0.7 % from $51.2 million for the nine months ended September 30, 2005. An increase in the average balance of interest-earning assets of $305.6 million to $2,376.7 million was offset by a decrease in the net interest spread of 48 basis points to 2.61% for the nine months ended September 30, 2006 from 3.09% for the comparable period in 2005. The yield on interest-earning assets increased 20 basis points to 6.46% for the nine months ended September 30, 2006 from 6.26% in the nine months ended September 30, 2005. However, this was more than offset by an increase in the cost of funds of 68 basis points to 3.85% for the nine months ended September 30, 2006 from 3.17% for the comparable prior year period.

The increase in the yield of interest-earning assets is primarily due to an increase of $353.9 million in the average balance of the higher-yielding loan portfolio to $2,018.3 million, combined with a $63.9 million decrease in the average balance of the lower-yielding securities portfolios. The yield on the mortgage loan portfolio increased 1 basis point to 6.79% for the nine months ended September 30, 2006 from 6.78% for the nine months ended September 30, 2005. The yield on the mortgage loan portfolio, excluding prepayment penalty income, increased 8 basis points for the nine months ended September 30, 2006 compared to the nine months ended September 30, 2005. This increase is due to the average rate of 7.34% on new mortgage loans originated during the nine months ended September 30, 2006 being above the average rate on both the loan portfolio and loans which were paid-in-full during the period. In an effort to increase the yield on interest-earning assets, we continued to fund a portion of the growth in the higher-yielding mortgage loan portfolio through repayments received on the lower-yielding securities portfolio.

The increase in the cost of interest-bearing liabilities is primarily attributed to the Federal Reserve increasing overnight rates at seventeen consecutive meetings through June 30 2006. This resulted in an increase in our cost of funds. The cost of certificate of deposits, savings accounts and money market accounts increased 70 basis points, 75 basis points and 136 basis points, respectively, for the nine months ended September 30, 2006 compared to the nine months ended September 30, 2005, resulting in an increase in the cost of due to depositors of 89 basis points for the nine months ended September 30, 2006 compared to the nine months ended September 30, 2005. The cost of borrowed funds also increased 41 basis points to 4.67% for the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005.

The net interest margin decreased 44 basis points to 2.85% for the nine months ended September 30, 2006 from 3.29% for the nine months ended September 30, 2005. Excluding prepayment penalty income, the net interest margin would have been 2.69% and 3.10% for the nine month periods ended September 30, 2006 and 2005, respectively.

Non-interest income increased $1.7 million, or 31.3%, for the nine months ended September 30, 2006 to $7.2 million, as compared to $5.5 million for the nine months ended September 30, 2005. This was attributed to increases of: $0.5 million in loan fees, $0.4 million in dividends received on Federal Home Loan Bank of New York (“FHLB-NY”) stock, $0.3 million in BOLI dividends and $0.4 million in other income.

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Flushing Financial Corporation

October 17, 2006

Page Four

Non-interest expense was $31.0 million for the nine months ended September 30, 2006, an increase of $3.6 million, or 13.1%, from $27.4 million for the nine months ended September 30, 2005. The increase from the comparable prior year period is primarily attributed to increases of: $0.7 million related to the operations acquired in the Atlantic Liberty merger (including amortization of the core deposit intangible and non-compete contracts), and, excluding Atlantic Liberty, $1.7 million in employee salary and benefit expenses related to additional employees for one new branch, the business banking initiative, and the internet banking division, and the expensing of stock options ($0.3 million), $0.8 million in occupancy and equipment costs primarily related to rental expense due to new branch leases (including the new branches scheduled to open in the first quarter of 2007), and $0.3 million in data processing expense due to volume increases. These increases were partially offset by a decrease in professional services of $0.3 million, primarily attributed to the expensing of $0.5 million in the prior year period for expenses incurred in connection with terminated negotiations for an acquisition of another financial institution. Management continues to monitor expenditures resulting in efficiency ratios of 53.5% and 48.4% for nine-month periods ended September 30, 2006 and 2005, respectively.

Net income for the nine months ended September 30, 2006 was $16.6 million, a decrease of $1.2 million or 6.8%, as compared to $17.8 million for the nine months ended September 30, 2005. Diluted earnings per share were $0.89 for the nine month period ended September 30, 2006 and $0.99 for the comparable 2005 period.

Return on average equity was 11.8% for the nine months ended September 30, 2006 compared to 14.6% for the nine months ended September 30, 2005. Return on average assets was 0.9% for the nine months ended September 30, 2006 compared to 1.1% for the nine months ended September 30, 2005.

Balance Sheet Summary

At September 30, 2006, total assets were $2,736.9 million, an increase of $383.7 million, or 16.3%, from $2,353.2 million at December 31, 2005, with $170.9 million of the increase attributed to the Atlantic Liberty acquisition. Total loans, net increased $347.5 million, or 18.5%, during the nine months ended September 30, 2006 to $2,229.3 million from $1,881.9 million at December 31, 2005, with the acquisition of Atlantic Liberty adding $116.2 million. At September 30, 2006, loans in process totaled $274.7 million, compared to $189.5 million at September 30, 2005 and $179.4 million at December 31, 2005.

The following table shows loan originations and purchases for the periods indicated.

	For the three months		For the nine months
	ended September 30,		ended September 30,
(In thousands)	2006	2005	2006	2005
Multi-family residential	$38,160	$49,183	$102,819	$186,027
Commercial real estate	39,042	24,246	113,369	80,743
One-to-four family – mixed-use property	48,293	56,569	114,611	150,367
One-to-four family – residential	2,350	3,309	8,866	10,733
Construction	28,374	18,997	59,701	35,351
Commercial business and other loans	18,343	7,744	55,521	20,460
Total	$174,562	$160,048	$454,887	$483,681

The above table includes loan purchases of $3.1 million and $5.1 million for the three- and nine-month periods ended September 30, 2006, respectively. There were no loans purchased for the three- and nine-month periods ended September 30, 2005.

As the Bank continues to increase its loan portfolio, management continues to adhere to the Bank’s strict underwriting standards. As a result, the Bank has been able to minimize charge-offs of losses from impaired loans and maintain asset quality. Non-performing assets were $3.3 million at September 30, 2006 compared to $2.5 million at December 31, 2005 and $2.0 million at September 30, 2005. Total non-performing assets as a percentage of total assets was 0.12% at September 30, 2006 as compared to 0.10% at December 31, 2005 and 0.09% at September 30, 2005. The ratio of allowance for loan losses to total non-performing loans was 216% at September 30, 2006, compared to 260% at December 31, 2005 and 318% at September 30, 2005.

During the nine months ended September 30, 2006, mortgage-backed securities decreased $0.6 million to $300.6 million. In the third quarter, mortgage-backed securities of $30.8 million acquired in the Atlantic Liberty acquisition were sold, and new investments were purchased, which better matched our investment objectives. Other securities decreased $0.1 million to $36.5 million and primarily consists of securities issued by government agencies and mutual or bond funds that invest in government and government agency securities.

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Flushing Financial Corporation

October 17, 2006

Page Five

During 2006, the Bank purchased an additional $10.0 million of Bank Owned Life Insurance (“BOLI”). The Bank also acquired $2.4 million of BOLI through the merger. The Bank utilizes BOLI to fund a substantial portion of its employee benefit costs. The tax advantages of BOLI allow a return that is comparable to, or better than, other investments.

Total liabilities were $2,521.7 million at September 30, 2006, an increase of $344.9 million, or 15.9%, from December 31, 2005, with $144.3 million of the increase attributed to the Atlantic Liberty acquisition. During the nine months ended September 30, 2006, due to depositors increased $262.9 million to $1,710.8 million, with $105.3 million attributed to Atlantic Liberty. The deposit growth is primarily a result of an increase of $156.1 million in certificates of deposit, of which $64.2 million are brokered deposits, while core deposits increased $106.9 million. Borrowed funds increased $70.1 million. In addition, mortgagors’ escrow deposits increased $9.0 million during the nine months ended September 30, 2006.

Total stockholders’ equity increased $38.8 million, or 22.0%, to $215.3 million at September 30, 2006 from $176.5 million at December 31, 2005. This is primarily due to $26.6 million for the issuance of stock for the acquisition of Atlantic Liberty, net income of $16.6 million for the nine months ended September 30, 2006 and a $1.4 million cumulative adjustment related to the adoption of SFAS No. 123R, Share-Based Compensation, which were partially offset by $5.2 million in treasury shares purchased through the Company’s stock repurchase program, and $6.0 million of cash dividends declared and paid during the nine months ended September 30, 2006. The exercise of stock options increased stockholders’ equity by $3.3 million, including the income tax benefit realized by the Company upon the exercise of the options. Book value per share was $10.19 at September 30, 2006, compared to $9.07 per share at December 31, 2005 and $8.87 per share at September 30, 2005.

Under its current stock repurchase program, the Company repurchased 317,000 shares during the nine months ended September 30, 2006, at a total cost of $5.2 million, or an average of $16.53 per share. At September 30, 2006, 457,650 shares remain to be repurchased under the current stock repurchase program. Through September 30, 2006, the Company had repurchased approximately 48% of the common shares issued in connection with the Company’s initial public offering at a cost of $117.0 million.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through twelve banking offices located in Queens, Brooklyn, Manhattan and Nassau County.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

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Flushing Financial Corporation	October 17, 2006 – Page Six

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in Thousands Except Per Share Data)

(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Cash and due from banks	$ 18,600	$ 26,754
Securities available for sale:
Mortgage-backed securities	300,563	301,194
Other securities	36,484	36,567
Loans:
Multi-family residential	829,933	788,071
Commercial real estate	503,690	399,081
One-to-four family — mixed-use property	561,585	477,775
One-to-four family — residential	167,107	134,641
Co-operative apartments	8,432	2,161
Construction	99,618	49,522
Small Business Administration	14,094	9,239
Commercial business and other	42,542	19,362
Net unamortized premiums and unearned loan fees	9,480	8,409
Allowance for loan losses	(7,134)	(6,385)
Net loans	2,229,347	1,881,876
Interest and dividends receivable	12,631	10,554
Bank premises and equipment, net	19,781	7,238
Federal Home Loan Bank of New York stock	32,223	29,622
Bank owned life insurance	40,075	26,526
Goodwill	14,167	3,905
Core Deposit Intangible	3,396	-
Other assets	29,666	28,972
Total assets	$ 2,736,933	$ 2,353,208

LIABILITIES
Due to depositors:
Non-interest bearing	$ 67,331	$ 58,678
Interest-bearing:
Certificate of deposit accounts	1,054,234	898,157
Savings accounts	271,104	273,753
Money market accounts	270,042	175,247
NOW accounts	48,095	42,029
Total interest-bearing deposits	1,643,475	1,389,186
Mortgagors' escrow deposits	28,425	19,423
Borrowed funds	520,915	510,810
Securities sold under agreements to repurchase	238,900	178,900
Other liabilities	22,636	19,744
Total liabilities	2,521,682	2,176,741

STOCKHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued)	-	-
Common stock ($0.01 par value; 40,000,000 shares authorized; 21,165,011 shares and 19,466,894 shares issued at September 30, 2006 and December 31,
2005, respectively; 21,115,105 shares and 19,465,844 shares outstanding at
September 30, 2006 and December 31, 2005, respectively)	212	195
Additional paid-in capital	69,871	39,635
Treasury stock (49,906 shares and 1,050 shares at September 30, 2006
and December 31, 2005, respectively)	(830)	(12)
Unearned compensation	(3,084)	(4,159)
Retained earnings	154,356	146,068
Accumulated other comprehensive loss, net of taxes	(5,274)	(5,260)
Total stockholders' equity	215,251	176,467
Total liabilities and stockholders' equity	$ 2,736,933	$ 2,353,208

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Flushing Financial Corporation	October 17, 2006 – Page Seven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands Except Per Share Data)

(Unaudited)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2006	2005	2006	2005
Interest and dividend income
Interest and fees on loans	$37,188	$30,102	$103,037	$84,603
Interest and dividends on securities:
Interest	4,013	3,888	11,341	12,410
Dividends	84	82	237	244
Other interest income	188	26	616	43
Total interest and dividend income	41,473	34,098	115,231	97,300
Interest expense
Deposits	15,225	8,873	39,959	24,644
Other interest expense	9,024	8,086	24,472	21,482
Total interest expense	24,249	16,959	64,431	46,126
Net interest income	17,224	17,139	50,800	51,174
Provision for loan losses	-	-	-	-
Net interest income after provision for loan losses	17,224	17,139	50,800	51,174
Non-interest income
Loan fee income	636	484	2,145	1,621
Banking services fee income	386	350	1,096	1,086
Net gain on sale of loans held for sale	158	400	518	542
Net gain on sale of loans	-	-	100	19
Net gain on sale of securities	-	-	81	-
Federal Home Loan Bank of New York stock dividends	435	336	1,194	768
Bank owned life insurance	441	288	1,112	852
Other income	329	231	932	577
Total non-interest income	2,385	2,089	7,178	5,465
Non-interest expense
Salaries and employee benefits	5,318	4,384	14,885	13,075
Occupancy and equipment	1,580	996	3,950	2,970
Professional services	965	1,441	2,899	3,220
Data processing	681	563	1,975	1,632
Depreciation and amortization	439	379	1,170	1,180
Other operating expenses	2,195	1,670	6,116	5,319
Total non-interest expense	11,178	9,433	30,995	27,396
Income before income taxes	8,431	9,795	26,983	29,243
Provision for income taxes
Federal	2,574	3,020	8,378	9,005
State and local	545	800	1,976	2,400
Total taxes	3,119	3,820	10,354	11,405
Net income	$5,312	$5,975	$16,629	$17,838

Basic earnings per share	$0.27	$0.34	$0.91	$1.02
Diluted earnings per share	$0.27	$0.33	$0.89	$0.99
Dividends per share	$0.11	$0.10	$0.33	$0.30

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Flushing Financial Corporation	October 17, 2006 – Page Eight

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands Except Share Data)

(Unaudited)

	At or For the Three Months				At or For the Nine Months
	Ended September 30,				Ended September 30,
	2006		2005		2006		2005
Per Share Data
Basic earnings per share	$0.27		$0.34		$0.91		$1.02
Diluted earnings per share	$0.27		$0.33		$0.89		$0.99
Average number of shares outstanding for:
Basic earnings per share computation	19,451,788		17,580,898		18,349,236		17,515,780
Diluted earnings per share computation	19,751,863		18,033,743		18,644,743		17,991,306
Book value per share (based on 21,115,105
and 19,336,708 shares outstanding at
September 30, 2006 and 2005, respectively)	$10.19		$8.87		$10.19		$8.87

Average Balances
Total loans, net	$2,165,583		$1,775,638		$2,018,291		$1,664,413
Total interest-earning assets	2,532,407		2,160,803		2,376,687		2,071,063
Total assets	2,674,937		2,262,929		2,494,905		2,171,367
Total due to depositors	1,612,938		1,263,798		1,503,121		1,239,645
Total interest-bearing liabilities	2,381,900		2,026,155		2,230,597		1,938,143
Stockholders' equity	208,140		168,010		187,517		163,294

Performance Ratios (1)
Return on average assets	0.79%		1.06%		0.89%		1.10%
Return on average equity	10.21		14.23		11.82		14.57
Yield on average interest-earning assets	6.55		6.31		6.46		6.26
Cost of average interest-bearing liabilities	4.07		3.35		3.85		3.17
Interest rate spread during period	2.48		2.96		2.61		3.09
Net interest margin	2.72		3.17		2.85		3.29
Non-interest expense to average assets	1.67		1.67		1.66		1.68
Efficiency ratio	57.00		49.06		53.53		48.37
Average interest-earning assets to average
interest-bearing liabilities	1.06	X	1.07	X	1.07	X	1.07	X

(1)	Ratios for the quarters and nine months ended September 30, 2006 and 2005 are presented on an annualized basis.

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Flushing Financial Corporation	October 17, 2006 – Page Nine

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands)

(Unaudited)

	At or for the nine	At or for the year
	months ended	ended
	September 30, 2006	December 31, 2005

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Savings Bank only):
Tangible capital (minimum requirement = 1.5%)	6.95%	7.14%
Leverage and core capital (minimum requirement = 3%)	6.95	7.14
Total risk-based capital (minimum requirement = 8%)	11.09	12.12

Capital ratios:
Average equity to average assets	7.52%	7.47%
Equity to total assets	7.86	7.50

Asset quality:
Non-performing loans	$3,300	$2,452
Non-performing assets	3,300	2,452
Net charge-offs	4	148

Asset quality ratios:
Non-performing loans to gross loans	0.15%	0.13%
Non-performing assets to total assets	0.12	0.10
Allowance for loan losses to gross loans	0.32	0.34
Allowance for loan losses to non-performing assets	216.19	260.39
Allowance for loan losses to non-performing loans	216.19	260.39

Full-service customer facilities	12	9

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Flushing Financial Corporation	October 17, 2006 – Page Ten

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in Thousands)

(Unaudited)

	For the three months ended September 30,
	2006				2005
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Assets	(Dollars in thousands)
Interest-earning assets:
Mortgage loans, net (1)	$2,115,274	$36,212	6.85%		$1,751,355	$29,701	6.78%
Other loans, net (1)	50,309	976	7.76		24,283	401	6.61
Total loans, net	2,165,583	37,188	6.87		1,775,638	30,102	6.78
Mortgage-backed securities	314,101	3,641	4.64		342,765	3,595	4.20
Other securities	37,504	456	4.86		38,990	375	3.85
Total securities	351,605	4,097	4.66		381,755	3,970	4.16
Interest-earning deposits and
federal funds sold	15,219	188	4.94		3,410	26	3.05
Total interest-earning assets	2,532,407	41,473	6.55		2,160,803	34,098	6.31
Other assets	142,530				102,126
Total assets	$2,674,937				$2,262,929
Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$271,591	1,036	1.53		$252,874	677	1.07
NOW accounts	46,696	53	0.45		41,713	53	0.51
Money market accounts	272,213	2,756	4.05		224,860	1,387	2.47
Certificate of deposit accounts	1,022,438	11,364	4.45		744,351	6,741	3.62
Total due to depositors	1,612,938	15,209	3.77		1,263,798	8,858	2.80
Mortgagors' escrow accounts	26,795	16	0.24		25,410	15	0.24
Total deposits	1,639,733	15,225	3.71		1,289,208	8,873	2.75
Borrowed funds	742,167	9,024	4.86		736,947	8,086	4.39
Total interest-bearing liabilities	2,381,900	24,249	4.07		2,026,155	16,959	3.35
Non interest-bearing deposits	64,642				52,499
Other liabilities	20,255				16,265
Total liabilities	2,466,797				2,094,919
Equity	208,140				168,010
Total liabilities and equity	$2,674,937				$2,262,929
Net interest income /
net interest rate spread		$17,224	2.48%			$17,139	2.96%
Net interest-earning assets /
net interest margin	$150,507		2.72%		$134,648		3.17%
Ratio of interest-earning assets to
interest-bearing liabilities			1.06	X			1.07	X

(1)

Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.9 million and $1.2 million for the three-month periods ended September 30, 2006 and 2005, respectively.

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Flushing Financial Corporation	October 17, 2006 – Page Eleven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in Thousands)

(Unaudited)

	For the nine months ended September 30,
	2006				2005
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Assets	(Dollars in thousands)
Interest-earning assets:
Mortgage loans, net (1)	$1,976,021	$100,677	6.79%		$1,642,390	$83,555	6.78%
Other loans, net (1)	42,270	2,360	7.44		22,023	1,048	6.34
Total loans, net	2,018,291	103,037	6.81		1,664,413	84,603	6.78
Mortgage-backed securities	302,382	10,288	4.54		365,121	11,563	4.22
Other securities	38,223	1,290	4.50		39,337	1,091	3.70
Total securities	340,605	11,578	4.53		404,458	12,654	4.17
Interest-earning deposits and
federal funds sold	17,791	616	4.62		2,192	43	2.62
Total interest-earning assets	2,376,687	115,231	6.46		2,071,063	97,300	6.26
Other assets	118,218				100,304
Total assets	$2,494,905				$2,171,367
Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$265,901	2,964	1.49		$230,889	1,287	0.74
NOW accounts	42,211	151	0.48		44,230	165	0.50
Money market accounts	225,015	6,048	3.58		241,780	4,021	2.22
Certificate of deposit accounts	969,994	30,751	4.23		722,746	19,129	3.53
Total due to depositors	1,503,121	39,914	3.54		1,239,645	24,602	2.65
Mortgagors' escrow accounts	28,813	45	0.21		26,617	42	0.21
Total deposits	1,531,934	39,959	3.48		1,266,262	24,644	2.59
Borrowed funds	698,663	24,472	4.67		671,881	21,482	4.26
Total interest-bearing liabilities	2,230,597	64,431	3.85		1,938,143	46,126	3.17
Non interest-bearing deposits	59,466				51,574
Other liabilities	17,325				18,356
Total liabilities	2,307,388				2,008,073
Equity	187,517				163,294
Total liabilities and equity	$2,494,905				$2,171,367
Net interest income /
net interest rate spread		$50,800	2.61%			$51,174	3.09%
Net interest-earning assets /
net interest margin	$146,090		2.85%		$132,920		3.29%
Ratio of interest-earning assets to
interest-bearing liabilities			1.07	X			1.07	X

(1)

Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $2.9 million and $3.1 million for the nine-month periods ended September 30, 2006 and 2005, respectively.

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